SUB-ITEM 77D

                               MFS SERIES TRUST VI

MFS Global Total Return Fund,a series of MFS Series Trust VI, added additional disclosure regarding derivatives.Such disclosure is described in the Prospectus contained in Post-Effective Amendment No.21 to the Registration Statement (File Nos. 33-34502 and 811-6102), as filed with the Securities and Exchange Commission via EDGAR on February 27, 2004 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.